Exhibit 10.2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 22, 2025, by and among Cartiga, LLC, a Delaware limited liability company (the “Company”), Alchemy Investments Acquisition Corp 1, a Cayman Islands exempted company limited by shares (the “Parent”), Alchemy Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Buyer”) and the members of the Company listed on Schedule A hereto (“Securityholders”). Capitalized terms used but not defined herein are used as they are defined in the Business Combination Agreement (as defined below).

A.            Each Securityholder beneficially owns and has the sole power to dispose of (or sole power to cause the disposition of) the number of Units (as defined in that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of August 5, 2019 (as amended from time to time, the “Company LLC Agreement”)) of the Company set forth opposite such Securityholder’s name on Schedule A (such Units, together with any New Securities, as defined in and pursuant to Section 3, of such Securityholder, are collectively referred to herein as the “Subject Securities”).

B.            Concurrently with the execution and delivery of this Agreement, the Company, the Parent, the Buyer, Alchemy Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Newco”) and Halle Benett, as the sellers’ representative, entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”).

C.            Pursuant to the Business Combination Agreement, upon the satisfaction or waiver of the terms and conditions therein, (i) the Parent will domesticate from the Cayman Islands to Delaware by merging with and into the Buyer with the Buyer surviving the merger (the “Domestication”) and (ii) after the Domestication, Newco will merge with and into the Company with the Company surviving the merger and becoming a wholly-owned subsidiary of the Buyer (the “Merger”).

D.            Each Securityholder believes that the terms of the Merger and the Business Combination Agreement are fair and that it is in such Securityholder’s best interest as holder of the Subject Securities that the Merger and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) be consummated.

E.            In order to induce the Company and the Parent to enter into the Business Combination Agreement and in consideration of the execution thereof by the Company and the Parent and to enhance the likelihood that the Transactions will be consummated, each Securityholder, solely in such Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Parent, the Buyer and the Securityholders (severally and not jointly) hereby agree as follows:

1.            No Transfer of Subject Securities. During the term of this Agreement, no Securityholder shall cause or permit any Transfer (as defined below) of any of such Securityholder’s Subject Securities or enter into any agreement, option, derivative, hedging or arrangement with respect to a Transfer of any of such Securityholder’s Subject Securities; provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. “Permitted Transfer” shall mean any Transfer (a) in the case of a Person who is not an individual, to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates; (b) in the case of an individual, to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; or (d) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (a) through (d), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. Following the date hereof and except as required by this Agreement, no Securityholder shall deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of such Securityholder’s Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of such Securityholder’s Subject Securities. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of any Subject Securities, or any interest in such Subject Securities; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Subject Securities or any interest therein.

2.            New Securities. During the term of this Agreement, in the event that (a) any Units or other equity securities of the Company are issued to a Securityholder after the date of this Agreement pursuant to any dividend, distribution, Unit or other membership interest split, recapitalization, reclassification, combination or exchange of the Company securities owned by such Securityholder, (b) a Securityholder purchases or otherwise acquires beneficial ownership of any Units or other equity securities of the Company after the date of this Agreement, or (c) a Securityholder acquires the right to vote or share in the voting of any Units or other equity securities of the Company after the date of this Agreement (such Units or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by such Securityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof.

3.            No Challenge. Each Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, the Parent, the Buyer or any of their respective successors, directors or managers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

4.            Waiver. Each Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable Law relating to the Merger and the consummation of the Transactions, including any notice requirements.

5.            Agreement to Vote Units. During the term of this Agreement, at any meeting of members of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, in any action by written consent of the members of the Company or in any other circumstances upon which a Securityholder’s vote, consent or other approval is sought, such Securityholder shall (and shall execute such additional documents or certificates evidencing such agreement as the Parent, the Buyer or the Company may reasonably request in connection therewith) to (a) (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present at such meeting for the purpose of establishing a quorum, (ii) vote (or cause to be voted or consented to), as applicable, or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to, all of the Subject Securities that are then entitled to be voted at any meeting of the Company’s members or written consent of the Company’s members related to the Transactions or the Business Combination Agreement (A) in favor of the approval of the Transactions, the approval and adoption of the Business Combination Agreement and the approval of the terms of the Business Combination Agreement and the other agreements referenced therein including, without limitation, this Agreement, (B) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the members of the Company, and (C) against any proposal, amendment, matter or agreement that would in any manner (i) impede, frustrate, interfere with, prevent, adversely affect or nullify the Transactions or any provision of the Business Combination Agreement or this Agreement, (ii) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the Company or under the Business Combination Agreement, (iii) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled, or (iv) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of a Securityholder contained in this Agreement or any Additional Agreement to which a Securityholder is a party. Each Securityholder agrees that the Subject Securities held by him, her or it that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentence whether or not such Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (A)–(C) above and at any time or at multiple times during the term of this Agreement. The obligations of a Securityholder specified in this Section 5 shall not apply if the Merger or any action described above is not recommended by the Company’s Board of Managers or if the Company’s Board of Managers has effected an Alternative Transaction (as defined in the Business Combination Agreement).

6.            Proxy. Each Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact Halle Benett (the “Securityholders’ Representative”), and any Person designated in writing by the Securityholders’ Representative from time to time, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Subject Securities (or grant a consent or approval, as applicable) beneficially owned by the Securityholder in accordance with Section 5 in connection with any vote, consent or other approval of stockholders of the Company in respect of any of the matters described in Section 5; provided, however, that the Securityholder’s grant of the proxy contemplated by this Section 6 shall be effective if, and only if, the Securityholder fails to vote such Subject Securities (or grant a consent or approval, as applicable) in accordance with Section 5. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company and Parent to enter into the Business Combination Agreement and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither the Securityholders’ Representative nor any other Person may exercise this proxy on any matter, or in circumstance, except as provided above. The Securityholders’ Representative may terminate this proxy with respect to the Securityholder at any time at his sole election by written notice provided to the Securityholder and Parent.

7.            Opportunity to Review. Each Securityholder acknowledges receipt and review of the Business Combination Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Business Combination Agreement and this Agreement, and (b) the opportunity to review and discuss the Business Combination Agreement, the Transactions and this Agreement with his, her or its own advisors (including, without limitation, legal counsel).

8.            Public Disclosure. From the date of this Agreement until the Closing or termination of the Business Combination Agreement, no Securityholder shall make any public announcements regarding this Agreement, the Business Combination Agreement or the transactions contemplated hereby or thereby. Each Securityholder understands that he, she or it may be the recipient of confidential information of the Company during the term of this Agreement and that such information may contain or constitute material non-public information concerning the Company, the Parent or their Affiliates. Each Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Each Securityholder agrees that such Securityholder and such Securityholder’s Affiliates will not disclose confidential information of the Company in his, her or its possession, nor will such Securityholder trade in the securities of the Company, the Parent or the Buyer while in possession of material nonpublic information or at all until such Securityholder and such Securityholder’s Affiliates can do so in compliance with all applicable Laws and without breach of this Agreement.

9.            Consent to Disclosure. Each Securityholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the Securities and Exchange Commission (“SEC”) or any other securities authorities, any other documents or communications provided by the Parent or the Company to any Authority or to securityholders of the Parent or the Company) of such Securityholder’s identity and beneficial ownership of the Subject Securities and the nature of such Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Parent or the Company, a copy of this Agreement. Each Securityholder will promptly provide any information reasonably requested by the Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Securityholder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Parent.

10.            Representations and Warranties of Securityholder. Each Securityholder hereby represents and warrants as follows:

(a)            Such Securityholder (i) is the record and beneficial owner of such Securityholder’s Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Parent (including options, warrants or convertible securities) other than the Subject Securities.

(b)            Except with respect to obligations under the Company LLC Agreement, such Securityholder has the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Securities other than restrictions on transfer under applicable securities laws or as set forth in this Agreement.

(c)            Such Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by such Securityholder of this Agreement, the consummation by such Securityholder of the transactions contemplated hereby and the compliance by such Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Securityholder, and no other corporate, company, partnership or other proceedings on the part of such Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d)            This Agreement has been duly executed and delivered by such Securityholder, constitutes a valid and binding obligation of such Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of such Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, Law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Securityholder or such Securityholder’s properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which such Securityholder or such Securityholder’s assets are bound.

11.            Termination. This Agreement shall terminate upon the earlier of (a) the Closing or the termination of the Business Combination Agreement, each in accordance with the terms of the Business Combination Agreement, and in such event this Agreement shall automatically terminate concurrently therewith and (b) the written agreement of the Parent or the Buyer, on the one hand, and the Company, on the other hand, to terminate this Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination and Sections 8, 9 and 11 through 25 shall survive such termination.

12.            Further Covenants and Assurances. During the term of this Agreement, each Securityholder hereby, to the extent permitted by Law, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the Transactions.

13.            Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, each Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including, without limitation, Securityholder’s heirs, guardians, administrators or successors, and each Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

14.            Remedies. Each Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Securityholder, and that any such breach would cause the Company, the Parent and the Buyer irreparable harm. Accordingly, each Securityholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and the Parent, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

15.            Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof shall not preclude the simultaneous or later exercise of any other such right, power or remedy.

16.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 16):

(i)            if to the Company, to:

Cartiga, LLC
400 Park Avenue, 12th Floor
New York, NY 10022
Attention: General Counsel
Email: legaldepartment@cartiga.com

with a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attention: Jonathan H. Talcott and Michael K. Bradshaw, Jr.
Email: jon.talcott@nelsonmullins.com and

mike.bradshaw@nelsonmullins.com

(ii)            if to the Parent or the Buyer, to:

Alchemy Investments Acquisition Corp 1
850 Library Avenue, Suite 204-F

Newark, DE 19711
Attention: Mattia Toma
Email: mattia@thepio.co

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

(iii)            if to a Securityholder, to the address of such Securityholder set forth on Schedule A hereto.

17.            Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18.            Entire Agreement/Amendment. This Agreement (together with the Business Combination Agreement and the other agreements and documents contemplated hereby and thereby) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the Parent, the Buyer and Securityholders holding a majority of all of the Units held by all Securityholders.

19.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in New York, New York. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (b) agree not to commence any Action relating thereto except in the courts described above in New York, New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York, New York, as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in New York, New York, as described herein for any reason, (ii) that he, she or it, or his, hers or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

20.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.            Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

22.            Expenses. Each party shall be responsible for his, her or its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay his, her or its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

23.            No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Securityholders, the Company, the Parent and the Buyer, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Securityholders entering into support agreements with the Company, the Parent or the Buyer. Each Securityholder has acted independently regarding his, her or its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company, the Parent or the Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to a Securityholder’s Subject Securities shall remain vested in and belong to such Securityholder, and neither the Company, the Parent nor the Buyer shall have any authority to direct a Securityholder in the voting or disposition of any Subject Securities, except as otherwise provided herein.

24.            Capacity as Securityholder. Each Securityholder signs this Agreement solely in such Securityholder’s capacity as holder of the Subject Securities, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Parent or the Buyer or any of its subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by a Securityholder or any representative of a Securityholder, as applicable, serving as a director of the Parent, the Buyer, or any subsidiary of the Parent or the Buyer and acting in such capacity.

25.            Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including any state Law based on the Uniform Electronic Transactions Act, as amended, or the Uniform Commercial Code, as amended.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COMPANY:

CARTIGA, LLC

By:	/s/ Samuel Wathen
Name:	Samuel Wathen
Title:	President and Chief Executive Officer

PARENT:

ALCHEMY INVESTMENTS ACQUISITION CORP 1

By:	/s/ Mattia Tomba
Name:	Mattia Tomba
Title:	Co-Chief Executive Officer

BUYER:

ALCHEMY ACQUISITION HOLDINGS,INC.

By:	/s/ Mattia Tomba
Name:	Mattia Tomba
Title:	Chief Executive Officer

[Signatures continue to the following page]

[Signature Page Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SECURITYHOLDERS:

MELODEON ARIZONA LBS FUND LP

By: Melodeon LBS GP, LLC, its General Partner

By: Melodeon Capital Holdco, LLC, its sole member

By: Melodeon Capital Holdings CP, LLC, its managing member

By:	/s/ Halle Benett
Name:	Halle Benett
Title:	Authorized Person

MELODEON LBS DE III FUND LP

By: Melodeon LBS GP, LLC, its General Partner

By: Melodeon Capital Holdco, LLC, its sole member

By: Melodeon Capital Holdings CP, LLC, its managing member

By:	/s/ Halle Benett
Name:	Halle Benett
Title:	Authorized Person

MELODEON LBS HOLDCO2 LP

By: Melodeon LBS GP, LLC, its General Partner

By: Melodeon Capital Holdco, LLC, its sole member

By: Melodeon Capital Holdings CP, LLC, its managing member

By:	/s/ Halle Benett
Name:	Halle Benett
Title:	Authorized Person

[Signature Page to Support Agreement]

MELODEON LBS LEGACY OWNERS FUND LP

By: Melodeon LBS GP, LLC, its General Partner

By: Melodeon Capital Holdco, LLC, its sole member

By: Melodeon Capital Holdings CP, LLC, its managing member

By:	/s/ Halle Benett
Name:	Halle Benett
Title:	Authorized Person

[Signature Page to Support Agreement]